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Exhibit 99.1

Press Release For Immediate Release

Beazer Homes USA, Inc. Reports Home Orders
for the Quarter Ended June 30, 2003

Atlanta, Ga., July 7, 2003—Beazer Homes USA, Inc. (NYSE:BZH) (www.beazer.com) today released preliminary unit net orders for the quarter ended June 30, 2003.

	New Orders (Units) For the Quarter Ended June 30,
	2003	2002	% Change
Southeast	1,673	1,387	20.6%
West	1,474	1,248	18.1%
Central	332	327	1.5%
Mid-Atlantic	434	337	28.8%
Midwest	821	928	-11.5%

Total	4,734	4,227	12.0%

Beazer Homes USA, Inc., based in Atlanta, Georgia, is one of the country's ten largest single-family homebuilders with operations in Arizona, California, Colorado, Delaware, Florida, Georgia, Indiana, Kentucky, Maryland, Mississippi, Nevada, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas and Virginia. Beazer Homes also provides mortgage origination and title services to its homebuyers.

Contact:	David S. Weiss
Executive Vice President & Chief Financial Officer
(404) 250-3420
dweiss@beazer.com

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Beazer Homes USA, Inc. Reports Home Orders for the Quarter Ended June 30, 2003